NEWS FOR IMMEDIATE RELEASE

ROYALE ENERGY RECEIVES POSITIVE NASDAQ LISTING DETERMINATION

San Diego, December 10, 2015 - Royale Energy, Inc. (NASDAQ: ROYL) announced today  that on December 9, 2015, the Company was notified that the Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension, through April 4, 2016, to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. The Company’s continued listing on NASDAQ is subject to a number of conditions, which the Company is diligently working to satisfy on a timely basis. There can be no assurance, however, that the Company will be able to do so.

Forward Looking Statements

In addition to historical information contained herein, this news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, subject to various risks and uncertainties that could cause the company’s actual results to differ materially from those in the “forward-looking” statements. While the company believes its forward looking statements are based upon reasonable assumptions, there are factors that are difficult to predict and that are influenced by economic and other conditions beyond the company’s control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the company with the Securities and Exchange Commission.

Contact:
Royale Energy, Inc.
Chanda Idano
Director of Marketing & PR
619-383-6600
chanda@royl.com
http://www.royl.com